SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2003

DIAMETRICS MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21982	41-1663185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2658 Patton Road, Roseville, Minnesota 55113

(Address of principal executive offices)

Registrant’s telephone number, including area code: (651) 639-8035

Not Applicable

(Former name or former address, if changed since last report)

Page 1 of 5 Pages

Exhibit Index Appears on Page 5

Item 5.	Other Events.

On July 18, 2003, Diametrics Medical, Inc. (“Diametrics”) issued a press release announcing that it had entered into an Asset Purchase Agreement dated July 17, 2003, with International Technidyne Corporation (“ITC”), a wholly owned subsidiary of Thoratec Corporation, to sell substantially all of the assets of its intermittent testing business. The terms of the Asset Purchase Agreement require ITC to pay approximately $5.2 million in cash, which may be adjusted downward if any purchase price adjustments are required, and to assume up to $550,000 of related liabilities. Of this $5.2 million cash payment, $780,000 will be placed in escrow by ITC for 180 days after the closing of the transaction to fund indemnification obligations, if any, that may arise.

The closing of the transaction contemplated by the Asset Purchase Agreement is subject to customary closing conditions, including the approval of Diametrics’ shareholders. Diametrics’ Board of Directors has unanimously approved the transaction.

The description contained in this Item 5 of the transaction contemplated by the Assset Purchase Agreement is qualified in its entirety to the full text of the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1, and is incorporated herein by reference.

Diametrics plans to file with the SEC and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Diametrics, the transaction, and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Diametrics through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement and other documents as they become available from Diametrics by contacting David B. Kaysen, Diametrics’ Chief Executive Officer.

Diametrics and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction contemplated by the Asset Purchase Agreement. Information regarding the interests of the directors and executive officers of Diametrics in the transaction, if any, will be set forth in the proxy statement.

Page 2 of 5 Pages

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of July 17, 2003 between Diametrics Medical, Inc. and International Technidyne Corporation.

99.1	Press release dated July 18, 2003 announcing Diametrics Medical, Inc.’s agreement to sell its intermittent testing business to International Technidyne Corporation.

Page 3 of 5 Pages

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2003

DIAMETRICS MEDICAL, INC.

By:	/s/ LAURENCE L. BETTERLEY
Laurence L. Betterley Chief Financial Officer

Page 4 of 5 Pages

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of July 17, 2003 between Diametrics Medical, Inc. and International Technidyne Corporation.

99.1	Press release dated July 18, 2003 announcing Diametrics Medical, Inc.’s agreement to sell its intermittent testing business to International Technidyne Corporation

Page 5 of 5 Pages